Exhibit 10.1

DATE:

RICH SPARKLE HOLDINGS LTD

AND

RICH BRIGHT CORPORATE LIMITED 耀發有限公司

AND

DRAGON PORT DEVELOPMENTS LIMITED

AGREEMENT FOR THE SUBSCRIPTION

OF CLASS A PREFERRED SHARES IN

RICH BRIGHT CORPORATE LIMITED 耀發有限公司

i

THIS AGREEMENT (this “Agreement”) is made on             2025

AMONG:

(1)	RICH SPARKLE HOLDINGS LTD, a company incorporated in the British Virgin Islands with limited liability and having its principal executive office at Portion 2, 12/F, The Center, 99 Queen’s Road Central, Hong Kong (“ANPA”);

(2)	RICH BRIGHT CORPORATE LIMITED 耀發有限公司, a BVI business company incorporated in the British Virgin Islands, having its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Company”); and

(3)	DRAGON PORT DEVELOPMENTS LIMITED, a company incorporated in the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Animoca”).

WHEREAS:

(A)	The ordinary shares of ANPA are listed on the Nasdaq Capital Market (the “Stock Exchange”) under the symbol “ANPA” (the “ANPA Shares”).

(B)	The Company is a company duly incorporated and validly existing under the laws of the British Virgin Islands with limited liability. As at the date of this Agreement, ANPA is the sole legal and beneficial owner of one (1) ordinary share of the Company, representing the entire issued share capital of the Company. Further details of the Company are set out in Schedule 1.

(C)	ANPA has agreed to issue and allot, and the Company has agreed to subscribe for, the Listco Shares (as defined below) immediately upon the signing of this Agreement (the “Listco Share Issuance”).

(D)	Subject to and conditional upon the completion of the Listco Share Issuance, the Company has agreed to issue and allot, and Animoca has agreed to subscribe for, 4,900 Class A Preferred Shares of the Company (the “Subscription Shares”), on the terms and subject to the conditions set forth in this Agreement. In consideration thereof, Animoca has agreed to deposit, or procure the deposit of, the $EDU Consideration (as defined below) to the Wallet Address (as defined below).

(E)	Immediately following the Completion, (i) ANPA shall hold 5,100 ordinary shares of the Company, representing 51% of the entire issued share capital of the Company on a fully-diluted and as-converted basis; and (ii) Animoca shall hold 4,900 Class A Preferred Shares of the Company, representing 49% of the entire issued share capital of the Company on a fully-diluted and as-converted basis.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals and Schedules), unless the context requires otherwise, the following words and expression shall have the meanings ascribed to each of them respectively below:

“$EDU”	means the Open Campus token (ticker: $EDU)

“$EDU Consideration”	has the meaning ascribed thereto in Clause 3.1

“Action”	any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable law, and whether or not before any mediator, arbitrator or Governmental Authority

“Affiliate”	of a particular Person means any Person controlling, controlled by or under common control with such particular Person, where “control” means the power to direct the management or policies of a Person, whether through the ownership of more than fifty per cent (50%) of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise, and references to “controlled” or “controlling” shall be construed accordingly

“Animoca Director”	has the meaning ascribed thereto in Clause 5.3(d)

“Animoca Warranties”	the representations, warranties and undertakings set out in Schedule 4 provided by Animoca under this Agreement

“ANPA Warranties”	the representations, warranties and undertakings set out in Schedule 2 provided by ANPA under this Agreement

“Authorised Person”	has the meaning ascribed thereto in Clause 14.1

“Brokerage Account”	a brokerage account in the name of the Company opened with the Designated Broker

“Business Day”	any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong are authorized or required by law or executive order to close, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time

“Class A Preferred Shares”	means the Class A preferred shares of the Company with a par value of US$1.00, having the rights and restrictions set forth in this Agreement and in the Restated M&A

“Company Warranties”	the representations, warranties and undertakings set out in Schedule 3 provided by ANPA and the Company under this Agreement

“Completion”	completion of the issuance and subscription of the Subscription Shares in accordance with the terms and conditions of this Agreement

“Completion Date”	the date falling on the fifth (5th) Business Day after the fulfillment (or waiver) of the conditions set out in Clauses 4.1 to 4.3 or such other date as ANPA and Animoca may agree in writing, on which Completion shall take place

“Consent”	any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority

“Designated Broker”	First Securities (HK) Limited

“Disclosed”	in respect of the ANPA Warranties, disclosed in a full, fair, specific and accurate manner elsewhere in this Agreement (including the Schedules) against which ANPA Warranties disclosure is made; in respect of the Company Warranties, disclosed in a full, fair, specific and accurate manner elsewhere in this Agreement (including the Schedules) against which Company Warranties disclosure is made; or in respect of the Animoca Warranties, disclosed in a full, fair, specific and accurate manner elsewhere in this Agreement (including the Schedules) against which the Animoca Warranties disclosure is made

“Early Redemption Notice”	has the meaning ascribed thereto in Clause 15.1

“Early Redemption Profit”	has the meaning ascribed thereto in Clause 15.1

“Encumbrance”	any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-purchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly

“Governmental Authority”	any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange, including the SEC

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Indemnifiable Losses”	with respect to any Person, any cost, damage, disbursement, expense, liability, loss, diminution in value or penalty (and in any event excluding any loss of profits or other consequential, indirect, exemplary, special, speculative or punitive losses or damages), together with all interest, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims therefor and amounts paid in settlement thereof, that are actually imposed on or otherwise actually incurred or suffered by such Person

“Indemnified Party”	has the meaning ascribed thereto in Clause 18

“Indemnifying Party”	has the meaning ascribed thereto in Clause 18

“Intellectual Property Rights”	all industrial and intellectual property right used or required by the Company, including (without limitation) patents, trademarks, service marks, trade names, domain names, designs, copyrights and the copyright in all drawings, plans, specifications, designs and computer software (including in each application therefor) in any part of the world and whether or not registered or registrable and all know-how, inventions, formulae, trade secrets, confidential or secret processes and information (including all documents relating thereto)

“Listco Shares”	has the meaning ascribed thereto in Clause 2.2

“Mandatory Redemption Profit”	has the meaning ascribed thereto in Clause 15.2

“Material Adverse Effect”	a material adverse effect on the financial position, business or property, results of operations of the Company as a whole or the Company’s ability to perform its obligations under any this Agreement

“Person”	any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity

“PRC”	the People’s Republic of China which, for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan

“Redemption Cut-off Date”	the first-year anniversary of the Completion Date

“Redemption Date”	the date of the redemption of the Subscription Shares in full in accordance with Clause 15.1 or Clause 15.2, as applicable

“Restated M&A”	has the meaning ascribed thereto in Clause 4.1(d)

“SEC”	the United States Securities and Exchange Commission

“Shareholders’ Agreement”	the shareholders’ agreement in relation to the Company in the form set forth in Exhibit A attached hereto, which shall be entered into by and among ANPA, Animoca and the Company and effective upon Completion

“this Agreement”	this agreement for the issue and subscription of the Subscription Shares, as amended from time to time in accordance with the terms of this Agreement

“Taxation”	all forms of taxation imposed, assessed or collected by any tax authority in the world, including all forms of profits tax, interest tax, estate duty and stamp duty and all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any statutory, governmental state, provincial, local government or municipal authority whatsoever and the expression “Tax” shall be construed accordingly

“Transaction Documents”	collectively, this Agreement, the Shareholders’ Agreement, the Restated M&A and any other document or instrument expressly required to be executed and delivered in connection with the transactions contemplated by this Agreement, and “Transaction Document” means any of the Transaction Documents

“Transfer”	to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition, whether or not for consideration

“US$”	U.S. dollars, the lawful currency of the United States of America

“Wallet Address”	the wallet address at 0x2CCB73564Bd94ea22175c0d9F147066BB1172f35

“%”	per cent

1.2	References herein to Clauses and the Schedules are to clauses in and the schedules to, this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.3	In this Agreement, “as-converted” or any variation thereof means that the calculation should be made assuming that the all issued and outstanding Class A Preferred Shares have been converted into ordinary shares of the Company.

1.4	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.6	In this Agreement, any reference to a document in the “agreed form” is to a form of the relevant document which is in form and substance satisfactory to ANPA and Animoca.

1.7	In this Agreement, the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

1.8	In this Agreement, any share number or share price calculation shall be appropriately adjusted to take into account any share split, share dividends, share consolidation, share combination, recapitalization, bonus issue or similar event.

1.9	In this Agreement, references to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes, provided the sender complies with the provisions of Clause 16.

1.10	In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2.	ISSUANCE AND SUBCRIPTION OF SUBSCRIPTION SHARES

2.1	Subject to and upon the terms and conditions of this Agreement, at Completion, the Company shall issue and allot, and Animoca shall subscribe for, the Subscription Shares, credited as fully paid, free from all Encumbrances, and with all rights, title, interests attaching thereto from the date of issuance, including but not limited to voting rights, dividend rights and any other rights conferred by the Restated M&A and the Shareholders’ Agreement.

2.2	After the execution of this Agreement but prior to the Completion, ANPA shall issue and allot, and the Company shall subscribe for, such number of ANPA Shares equal to (i) US$3,122,449 divided by (ii) the closing price of the ordinary shares of ANPA as quoted on https://www.nasdaq.com/market-activity/stocks/anpa on the date of this Agreement (or such other day as may be agreed in writing by ANPA and Animoca) (the “Listco Shares”).

2.2	Notwithstanding any other provision of this Agreement, Animoca shall not be obliged to subscribe for, accept the issue and allotment of, or pay for any of the Subscription Shares unless and until (i) ANPA has irrevocably and unconditionally issued the Listco Shares to the Company in full; (ii) the Company is the sole legal and beneficial owner of the Listco Shares, free from all Encumbrances; and (iii) all necessary corporate approvals, shareholder resolutions, regulatory consents, and filings required for the valid issuance of the Listco Shares have been duly obtained and remain in full force and effect.

3.	CONSIDERATION

3.1	In consideration of the issuance of the Subscription Shares by the Company to Animoca, Animoca shall, at Completion, deposit or procure the deposit of, such number of $EDU equal to (i) US$3,000,000 divided by (ii) the closing price of $EDU as shown on https://coinmarketcap.com/currencies/open-campus/historical-data/ under the column titled “Close**”on the date that is one (1) day prior to the date of this Agreement (the “$EDU Consideration”).

3.2	Each of ANPA and the Company acknowledges and agrees that Animoca shall deposit the $EDU Consideration to the Wallet Address.

4.	CONDITIONS

4.1	The obligations of the Company and Animoca to consummate the Completion are conditional upon and subject to the satisfaction of the following conditions:

(a)	no applicable laws shall have been adopted or promulgated by any Governmental Authority, and no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction shall be in effect, having the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(b)	no Action or legal proceeding shall have been initiated, pending or threatened by any Governmental Authority or any other Person having the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c)	the Brokerage Account having been opened; and

(d)	the memorandum and articles of association of the Company having been (i) amended and restated to be in the form attached hereto as Exhibit B and (ii) filed with the Registry of Corporate Affairs in the British Virgin Islands (such memorandum and articles of association of the Company, the “Restated M&A”).

4.2	The obligations of the Company to consummate the Completion are subject to the satisfaction or waiver (by the Company) of the following conditions:

(a)	each of the Animoca Warranties shall be true and correct in all respects when made and at the Completion as if made anew as of such time (except to the extent any such representation or warranty expressly relates to an earlier date, as of such earlier date);

(b)	Animoca shall have performed and complied in all material respects with all obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Completion; and

(c)	all corporate and other approval procedures on the part of Animoca with respect to this Agreement and the transactions contemplated hereby shall have been completed.

4.3	The obligations of Animoca to consummate the Completion are subject to the satisfaction or waiver (by Animoca) of the following conditions:

(a)	each of the ANPA Warranties and the Company Warranties shall be true and correct in all respects when made and at the Completion as if made anew as of such time (except to the extent any such representation or warranty expressly relates to an earlier date, as of such earlier date);

(b)	each of ANPA and the Company shall have performed and complied in all material respects with all obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Completion;

(c)	all corporate and other approval procedures on the part of ANPA and the Company with respect to this Agreement and the transactions contemplated hereby shall have been completed;

(d)	ANPA shall have issued and alloted the Listco Shares to the Company free from Emcumbrances; and

(e)	all Consents of any competent Governmental Authority or of any other Person that are required to be obtained by ANPA or the Company in connection with the consummation of the transactions contemplated by this Agreement (including the Listco Share Issuance and the issuance and allotment of the Subscription Shares) shall have been duly obtained and effective as of the Completion, with evidence thereof provided to Animoca to its satisfaction.

4.4	The Company shall use its reasonable endeavours to procure the fulfillment of the conditions set out in Clause 4.1(c), Clause 4.1(d) and Clause 4.3 as soon as possible and in any event before the Long Stop Date. Animoca shall use its reasonable endeavours to procure the fulfillment of the conditions set out in Clause 4.2 as soon as possible and in any event before the Long Stop Date.

4.5	The Company may at its absolute discretion at any time waive in writing any of the conditions set out in Clause 4.2 (in whole or in part, to the extent it is capable of being waived) and such waiver may be made subject to such terms and conditions as are determined by the Company. Animoca may at its absolute discretion at any time waive in writing any of the conditions set out in Clause 4.3 (in whole or in part, to the extent it is capable of being waived) and such waiver may be made subject to such terms and conditions as are determined by Animoca. Notwithstanding the foregoing two sentences of this Clause 4.5, the conditions set out in Clause 4.1, Clause 4.3(d) and Clause 4.3(e) are incapable of being waived. If the conditions set out in Clause 4.1, Clause 4.2 or Clause 4.3 have not been satisfied (or as the case may be, waived) on or before 4:00 p.m. on 31 December 2025, or such later date as ANPA, the Company and Animoca may mutually agree in writing (the “Long Stop Date”), this Agreement shall cease and terminate on the Long Stop Date (save and except Clauses 6, 16, 17, 18, 24, 26 and 27 which shall continue to have full force and effect), and none of parties shall have any obligations and liabilities towards each other hereunder save for any antecedent breaches of the terms hereof.

5.	COMPLETION

5.1	Upon compliance with or fulfillment (or waiver) of all the conditions set out in Clause 4.1 through Clause 4.3, the Completion shall take place on the Completion Date provided that all the acts and requirements set out in this Clause 5 shall be complied with.

5.2	At Completion, the Company shall issue and allot the Subscription Shares to Animoca in accordance with Clause 2.1 and Animoca shall deposit or procure the deposit of the $EDU Consideration in accordance with Clause 3.1.

5.3	At Completion, the Company and ANPA shall jointly and severally deliver or cause to be delivered to Animoca:

(a)	copies of the share certificate(s) in respect of the Subscription Shares with the original(s) to be delivered to Animoca within five (5) Business Days after the Completion Date;

(b)	a copy of the Shareholders’ Agreement duly executed by ANPA and the Comany;

(c)	a copy, certified as true and complete by a director of the Company, of the updated register of members showing the issuance and allotment of the Subscription Shares to Animoca;

(d)	a copy, certified as true and complete by a director of the Company, of the updated register of directors showing the appointment of one (1) director nominated by Animoca (the “Animoca Director”);

(e)	the original of a confirmation signed by ANPA, confirming there being no breach of any of the ANPA Warranties or any of the Company Warranties, such confirmation to be in a form and substance satisfactory to Animoca;

(f)	the original of a confirmation signed by the Company, confirming there being no breach of any of the Company Warranties, such confirmation to be in a form and substance satisfactory to Animoca; and

(g)	a copy, certified as true and complete by a director of the Company, of resolutions of the board of directors of the Company approving the following and authorising a person or persons to execute the same (with seal, where appropriate) for and on their behalf:

(i)	this Agreement and other documents necessary for the purpose of effecting this transaction;

(ii)	the issuance and allotment of the Subscription Shares to Animoca;

(iii)	the adoption of the Restated M&A;

(iv)	the execution of the Shareholders’ Agreement;

(v)	the appointment of the Animoca Director; and

(vi)	the filing of the Restated M&A, the notice of change to the register of directors in respect of the appointment of the Animoca Director, and a copy of the updated register of members in respect of the issuance and allotment of the Subscription Shares with the Registrar of Corporate Affairs in the British Virgin Islands;

(h)	such other documents as may be reasonably required to give to Animoca and/or its nominee(s) good title to the Subscription Shares and to enable Animoca and/or its nominee(s) to become the registered owner thereof.

5.4	At Completion, Animoca shall deliver or cause to be delivered to the Company a copy of the Shareholders’ Agreement duly executed by Animoca.

6.	RESTRICTION ON ANNOUNCEMENTS

6.1	Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its Affiliates and its and its Affiliates’ respective officers, directors, employees and professional advisers, or when required by law or regulation or any rule of any regulatory authority (including the SEC) and relevant stock exchange body (including the Stock Exchange), any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

6.2	No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties hereto or unless an announcement is required pursuant to the applicable law and the regulations or the requirements of the Stock Exchange, the SEC or any other Governmental Authority. Any announcement by any party hereto required to be made pursuant to any relevant law or regulation or the requirements of the Stock Exchange, the SEC or Governmental Authority shall be issued only after such prior consultation with each of the other parties hereto as is reasonably practicable in the circumstances and after incorporating any reasonable comments from any other party hereto.

7.	ANPA WARRANTIES

7.1	ANPA hereby represents and warrants to Animoca and its successors and assigns that the ANPA Warranties are true and accurate in all respects as at the date of this Agreement and will continue to be so up to and including the time of Completion (or, if applicable, the respective date specified in Schedule 2).

7.2	Each of the ANPA Warranties is without prejudice to any other ANPA Warranty and, except here expressly or otherwise stated, no provision in any ANPA Warranty shall govern or limit the extent or application of any other provision in any ANPA Warranty. ANPA hereby agrees that Animoca shall treat each of the ANPA Warranties as a condition of this Agreement.

7.3	The ANPA Warranties shall survive Completion for thirty (30) months thereafter and the rights and remedies of Animoca in respect of any breach of the ANPA Warranties shall not be affected by Completion or by Animoca failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

7.4	Animoca shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the ANPA Warranties and Completion shall not in any way constitute a waiver of any right of Animoca.

7.5	ANPA undertakes in relation to any ANPA Warranty which refers to the knowledge, information or belief of ANPA that it has made full enquiry into the subject matter of that ANPA Warranty which are reasonable in all circumstances and that it does not have the knowledge, information or belief that the subject matter of that ANPA Warranty may not be correct, complete or accurate.

7.6	To the extent legally permitted and reasonably practicable, ANPA shall promptly inform Animoca in writing of any fact, matter, event or circumstance which renders any of the ANPA Warranties untrue, inaccurate or misleading or will give rise to a breach of any of the ANPA Warranties.

8.	COMPANY WARRANTIES

8.1	Each of ANPA and the Company hereby jointly and severally represents and warrants to Animoca and its successors and assigns that the Company Warranties are true and accurate in all respects as at the date of this Agreement and will continue to be so up to and including the time of Completion (or, if applicable, the respective date specified in Schedule 3).

8.2	Each of the Company Warranties is without prejudice to any other Company Warranty and, except here expressly or otherwise stated, no provision in any Company Warranty shall govern or limit the extent or application of any other provision in any Company Warranty. Each of ANPA and the Company hereby agrees that Animoca shall treat each of the Company Warranties as a condition of this Agreement.

8.3	The Company Warranties shall survive Completion for thirty (30) months thereafter and the rights and remedies of Animoca in respect of any breach of the Company Warranties shall not be affected by Completion or by Animoca failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

8.4	Animoca shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Company Warranties and Completion shall not in any way constitute a waiver of any right of Animoca.

8.5	Each of ANPA and the Company undertakes in relation to any Company Warranty which refers to the knowledge, information or belief of the Company, each of ANPA and the Company has made full enquiry into the subject matter of that Company Warranty which are reasonable in all circumstances and neither ANPA nor the Company has the knowledge, information or belief that the subject matter of that Company Warranty may not be correct, complete or accurate.

8.6	To the extent legally permitted and reasonably practicable, the Company shall, and ANPA shall cause the Company to, promptly inform Animoca in writing of any fact, matter, event or circumstance which renders any of the Company Warranties untrue, inaccurate or misleading or will give rise to a breach of any of the Company Warranties.

9.	ANIMOCA WARRANTIES

9.1	Animoca hereby represents and warrants to the Company that the Animoca Warranties are true and accurate in all material respects as at the date of this Agreement and will continue to be so up to and including the time of Completion.

9.2	Each of the Animoca Warranties is without prejudice to any other Animoca Warranty and, except here expressly or otherwise stated, no provision in any Animoca Warranty shall govern or limit the extent or application of any other provision in any Animoca Warranty.

9.3	The Animoca Warranties shall survive Completion for thirty (30) months thereafter and the rights and remedies of the Company in respect of any breach of the Animoca Warranties shall not be affected by Completion or by the Company failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

9.4	The Company shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Animoca Warranties and Completion shall not in any way constitute a waiver of any right of the Company.

9.5	Animoca undertakes in relation to any Animoca Warranty which refers to the knowledge, information or belief of Animoca that it has made full enquiry into the subject matter of that Animoca Warranty which are reasonable in all circumstances and that it does not have the knowledge, information or belief that the subject matter of that Animoca Warranty may not be correct, complete or accurate.

9.6	To the extent legally permitted and reasonably practicable, Animoca shall promptly inform the Company in writing of any fact, matter, event or circumstance which renders any of the Animoca Warranties untrue, inaccurate or misleading or will give rise to a breach of any of the Animoca Warranties.

10.	FURTHER ASSURANCE

101	Each of ANPA and the Company shall execute, do and perform or procure to be executed, done and performed by other necessary parties all such further acts, agreements, assignments, assurances, deeds and documents as Animoca may reasonably require to vest effectively the legal and beneficial ownership of the Subscription Shares in Animoca.

10.2	Each party hereto shall, to the maximum extent permitted by applicable law, take all necessary actions to give full force and effect to the provisions of this Agreement. Each party hereto undertakes to exercise reasonable endeavours and to take any such further actions, or do such further things, as may be reasonably requested by the other parties hereto, to facilitate the consummation of the transactions contemplated in this Agreement, the Shareholders’ Agreement or the Restated M&A, including without limitation, the issue and allotment of the Listco Shares by ANPA in the name of the Company and the issue and allotment of the Subscription Shares by the Company in the name of Animoca.

11.	RIGHT OF RESCISSION

11.1	If at any time before Completion, Animoca finds that any of the ANPA Warranties and/or the Company Warranties is incorrect in any material respect, Animoca may rescind this Agreement by written notice to the Company and ANPA and thereafter none of the parties shall have any obligations and liabilities towards the others.

11.2	If at any time before Completion, the Company finds that any of the Animoca Warranties is incorrect in any material respect, the Company may rescind this Agreement by written notice to Animoca and thereafter none of the parties shall have any obligations and liabilities towards the others.

12.	ACCESS TO INFORMATION

Each of ANPA and the Company shall procure that, pending Completion, Animoca, its agents, representatives and professional advisers are given promptly on request full access to all such information regarding the Subscription Shares as Animoca may reasonably require.

13.	TRANSFER RESTRICTIONS

13.1	During the period commencing on the Completion Date and until the date that is six (6) months therafter, the Company shall not dispose of or otherwise deal with any of the Listco Shares except with the prior written consent from each of ANPA and Animoca.

13.2	Commencing on the date that is six (6) months after the Completion Date, each of the parties hereto agrees that the Listco Shares shall be held in the Brokerage Account and any portion of the Listco Shares shall only be transacted through the Brokerage Account and any such transaction executed through the Brokerage Account shall be mutually agreed to by both Authorised Persons.

13.3	The Company shall not dispose of any of the Listco Shares save as in accordance with the terms of this Agreement. In the event the Company intends to dispose of any of the Listco Shares in accordance with the terms hereof, each of ANPA and Animoca shall procure that the Authorsied Person designated by it consent to such disposal immediately.

13.4	Save and except for as provided under Clause 15, Animoca shall not Transfer, directly or indirectly, any Subscription Share, other than to its Affiliate. Animoca agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Clause 13.4. Any Transfer or attempted Transfer of any Subscription Share not made in compliance with this Clause 13.4 shall be null and void ab initio and shall not be entered into the Company’s register of members, and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue to be treated) as the owner of such Subscription Share(s) for all purposes of this Agreement.

13.4	For so long as Animoca holds any Subscription Shares, ANPA shall not, directly or indirectly, sell, Transfer, assign, pledge, charge, encumber, grant any option over, or otherwise dispose of (or enter into any agreement or arrangement that would result in any of the foregoing) any legal or beneficial interest in any share the Company held by ANPA, whether in whole or in part, without the prior written consent of Animoca. Any purported Transfer, disposal or Encumbrance in breach of this Clause 13.4 shall be null and void ab initio and shall not be entered into the Company’s register of members.

14.	BROKERAGE ACCOUNT

14.1	The Company shall procure that any operation of the Brokerage Account shall require the joint signatures of the following individuals (each, an “Authorised Person”):

(a)	one person designated by ANPA, who shall initially be CHAN Tsz Keung; and

(b)	one person designated by Animoca, who shall initially be Samuel Tse.

14.2	Each of ANPA and Animoca may appoint or remove an Authorised Person by a written instrument signed by it and notified to the other party in writing.

14.3	Upon ANPA or Animoca notifying the other party of its appointment or removal of its Authorised Person, the other party shall take all necessary steps to give effect to such appointment or removal, including varying the authorised signatories of the Brokerage Account.

15.	REDEMPTION

15.1	Notwithstanding the provisions under Clause 13, at any time after the the date that is six (6) months prior to the Redemption Cut-off Date, if the value of the Listco Shares (calculated based on the average closing price of the ANPA Shares as quoted on https://www.nasdaq.com/market-activity/stocks/anpa during the immediately preceding thirty (30) consecutive trading days) exceeds US$3,122,449, ANPA shall have the right (but not the obligation) to, by written notice delivered to the Company and Animoca (the “Early Redemption Notice”) within two (2) Business Days following the end of such thirty (30)-trading-day period, request the Company to dispose of the Listco Shares in full (but not in part) and Animoca shall consent to such disposal. Upon receipt of such Early Redemption Notice, the Company shall instruct the Designated Broker to use reasonable efforts to execute such disposal as soon as practicable. Within two (2) Business Days after the Company’s disposal of the Listco Shares in full in accordance with the immediately preceding sentence of this Clause 15.1, all of the Subscription Shares shall be redeemed in exchange for (i) the $EDU Consideration, provided that, regardless of the actual Redemption Date, the $EDU Consideration shall be deemed to have been paid to Animoca on the date on which the Designated Broker executes the disposal of the Listco Shares in accordance with this Clause 15.1; and (ii) 30% of the product of (x) the proceeds from such disposal of the Listco Shares in accordance with this Clause 15.1 minus (y) US$3,000,000 (such sum in sub-clause (ii), the “Early Redemption Profit”). Within two (2) Business Day following the the Company’s disposal of the Listco Shares, to the extent that the the Early Redeption Profit is greater than zero, the Early Redemption Profit shall be payable by the Company to Animoca in cash to a bank account designated in writing by Animoca, or, at Animoca’s sole discretion, in USD Tether or USD Coin (on the basis that 1 USDT or USDC shall equal US$1) to a blockchain network address to be notified by Animoca in writing.

15.2	Notwithstanding the provisions under Clause 13, on the Redemption Cut-off Date, if the Listco Shares have not been disposed of in accordance with Clause 15.1, the Company shall dispose of the Listco Shares in full (but not in part), and each of ANPA and Animoca shall consent to such disposal. The Company shall instruct the Designated Broker to use reasonable efforts to execute such disposal as soon as practicable. Within two (2) Business Days after the Company’s disposal of the Listco Shares in full in accordance with the immediately preceding sentence of this Clause 15.2, all of the Subscription Shares shall be redeemed in exchange for (i) the $EDU Consideration, provided that, regardless of the actual Redemption Date, the $EDU Consideration shall be deemed to have been paid to Animoca on the Redemption Cut-off Date; and (ii) 30% of the product of (x) the proceeds from such disposal of the Listco Shares in accordance with this Clause 15.2 minus (y) US$3,000,000 (such sum in sub-clause (ii), the “Mandatory Redemption Profit”). Within two (2) Business Day following the the Company’s disposal of the Listco Shares, to the extent that the Mandatory Redemption Profit is greater than zero, the Mandatory Redemption Profit shall be payable by the Company to Animoca in cash to a bank account designated in writing by Animoca, or, at Animoca’s sole discretion, in USD Tether or USD Coin (on the basis that 1 USDT or USDC shall equal US$1) to a blockchain network address to be notified by Animoca in writing.

16.	NOTICES

16.1	Each notice, demand or other communication given, made or served under this Agreement shall be in writing and delivered or sent to the relevant party by prepaid postage, email transmission or personal delivery to its address or email address as set out below (or such other address or email address as the addressee has by five (5) days’ prior written notice specified to the other parties):

To ANPA or the Company:

Address	:	Portion 2, 12th Floor, The Center, 99 Queen’s Road Central, Hong Kong

Email address	:	mc@anpa.com.hk

Attention	:	Mr. Matthew Chan

To Animoca:

Address	:	28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong

Email address	:	legal@animocabrands.com

Attention	:	Legal Department

16.2	Each notice, demand or other communication given, made or served under this Agreement shall be deemed to have been given and received by the relevant parties (i) within two (2) days after the date of posting, if sent by local mail; (ii) when delivered, if delivered by hand; and (iii) on despatch, if sent by email transmission, unless the sending party subsequently learns that such electronic mail was not successfully delivered.

16.3	Each of ANPA and the Company hereby irrevocably appoints David Fong & Co. of Unit A, 12/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong as its service agent to receive and acknowledge on its behalf service of any notice, writ, summons, order, judgment or communication in relation to this Agreement and further agree that any such legal process or notice shall be sufficiently served on it if delivered during normal office hours to such agent for service at its address for the time being in Hong Kong. Each of ANPA and the Company further agrees to maintain a duly appointed agent in Hong Kong to accept service of process out of the courts of Hong Kong and to keep the other parties informed of the name and address of such agent. Service on David Fong & Co. (or such agent as may be notified by ANPA or the Company from time to time) shall be deemed to be service on its appointer.

16.4	Animoca hereby irrevocably appoints Animoca Services Limited of 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong as its service agent to receive and acknowledge on its behalf service of any notice, writ, summons, order, judgment or communication in relation to this Agreement and further agrees that any such legal process or notice shall be sufficiently served on it if delivered during normal office hours to such agent for service at its address for the time being in Hong Kong. Animoca further agrees to maintain a duly appointed agent in Hong Kong to accept service of process out of the courts of Hong Kong and to keep the other parties informed of the name and address of such agent. Service on Animoca Services Limited (or such agent as may be notified by Animoca from time to time) shall be deemed to be service on its appointer.

17.	LIMITATION OF LIABILITY

To the maximum extent permitted by the applicable laws, Animoca shall not be liable to the other parties for any indirect, incidental, special, exemplary or consequential damages. The total aggregate liability of Animoca to the other parties hereto shall not exceed US$3,000,000, provided that the foregoing shall not apply in the case of such party’s fraud or wilful misconduct.

18.	INDEMNITY

ANPA and the Company (each an “Indemnifying Party” and collectively, the “Indemnifying Parties”) hereby jointly and severally agrees to fully indemnify and keeps Animoca, its Affiliates and their respecctive directors, employees, officers and shareeholders (the “Indemnified Party”) fully indemnified from and against any and all Indemnifiable Losses suffered by the Indemnified Party as a result of, or arising from, (i) any breach of warranties made by ANPA and/or the Company under this Agreement; and (ii) any breach of this Agreement by ANPA and/or the Company.

19.	TIME AND NO WAIVER

Time shall in every respect be of the essence of this Agreement but no failure on the part of any party hereto to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any other right(s) or prejudice or affect any right(s) against any other parties hereto under the same liability, whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.	INVALIDITY

If at any time any one or more of the provisions of this Agreement is/are or become(s) illegal, invalid or unenforceable in any respect under laws of any jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

21.	AMENDMENTS

This Agreement shall not be amended, supplemented or modified except by instruments in writing signed by each of the parties hereto.

22.	ASSIGNMENT

This Agreement shall be binding on and inure to the benefit of each party hereto and its respective successors and permitted assigns provided that none of the parties hereto shall assign or transfer or purport to assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties (which shall not be unreasonably withheld, delayed or conditioned).

23.	ENTIRE AGREEMENT

This Agreement constitutes an entire agreement amongst the parties hereto with respect to the matters dealt with herein and supersedes any previous agreements, arrangements, statements or transactions between the parties hereto in relation to the subject matters hereof.

24.	COSTS

24.1	Each party hereto shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of each Transaction Document and all documents incidental or relating to Completion; provided, that, ANPA shall be solely responsible, and in no event shall Animoca be responsible, for the costs and expenses incurred in connection with the operation and management of the Company, including, without limitation, (a) the filing of the Restated M&A, the register of directors of the Company, the regiter of members of the Company or any other document, in each case of the foregoing, to the extent applicable, with the Registry of Corporate Affairs in the British Virgin Islands and (b) the expenses for the opening and maintenance of the Brokerage Account and (c) the expenses incurred in connection with the Company’s performance of Clause 15 of this Agreement.

25.	COUNTERPART

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of parties hereto may execute this Agreement by signing any such counterparts. In particular, each party agrees that the use and affixing of an electronic signature (such as DocuSign or Dropbox Sign) shall be considered reliable and is appropriate for the purposes of the Electronic Transactions Ordinance (Cap.553 of the Laws of Hong Kong). Notwithstanding that any document that may be required to be executed pursuant to this Agreement may be executed and delivered as a deed, each party hereto agrees that the use of such electronic signatures shall constitute due execution of such deed and no party shall dispute the validity and enforceability of such deed on the basis that it has been executed through the use of an electronic signature.

26.	GOVERNING LAW AND JURISDICTION

26.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

26.2	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English.

27.	THIRD PARTIES’ RIGHTS

27.1	Unless expressly provided to the contrary, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement.

27.2	Notwithstanding any term of this Agreement, the consent of any third person who is not a party is not required to rescind or vary this Agreement at any time.

SCHEDULE 1

DETAILS OF THE COMPANY

Company name:	Rich Bright Corporate Limited 耀發有限公司

Place of incorporation:	The British Virgin Islands

Company number:	2193270

Date of incorporation:	14 November 2025

Registered office:	OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Authorised capital immediately prior to Completion:	50,000 ordinary shares

Issued capital immediately prior to Completion:	5,100 ordinary shares

Shareholders:	ANPA	100%

Directors:	CHAN Tsz Keung TAM Kiu Hei Hevin

SCHEDULE 2

ANPA WARRANTIES

Save as Disclosed and/or any facts, circumstances, matters or information having been Disclosed on or prior to the Completion Date:

1.	Except for expressly provide for in this Schedule, all representations, warranties and undertakings contained in this Schedule shall be deemed to be repeated immediately before Completion and to relate to the facts then existing.

2.	ANPA has full power, capacity and authority to enter into this Agreement and any other Transaction Document and to exercise its rights and perform its obligations hereunder and thereunder and each Transaction Document to which ANPA is a party will, when executed by it, be a legal, valid and binding agreement on it and enforceable in accordance with the terms thereof.

3.	The execution, delivery and performance of any Transaction Document by ANPA does not and will not violate in any material respect any applicable provision of any law or regulation or any order or decree of any Governmental Authority, agency or court of any jurisdiction.

4.	The information relating to ANPA as set out in this Agreement (including the Recitals and the Schedules) are true, accurate and complete in all material respects and not misleading in any material respect.

5.	Notwithstanding any provision of this Agreement, the following representations and warranties shall be repeated and deemed remade on each day during the period commencing on (and including) the execution of this Agreement and ending on the completion of disposal of Listco Shares in accordance with Clause 15.1 or Clause 15.2, as applicable, of this Agreement:

(a)	the Listco Shares have been duly allotted and issued to the Company prior to Completion and rank pari passu in all respects inter se and with all other ANPA Shares;

(b)	the Listco Shares were issued to the Company free from all Encumbrances together with all rights and entitlements attaching thereto from the date of issuance. The Listco Shares are duly and validly issued, fully paid and non-assessable;

(c)	all necessary corporate authorizations (including board resolutions and, where required under ANPA’s constitutional documents or applicable listing rules, shareholder approvals) and all requisite regulatory consents for the lawful and valid issuance of the Listco Shares have been duly obtained and remain in full force and effect;

(d)	the Listco Share Issuance complies in all respects with all applicable securities laws, regulations and listing rules, and to the extent required by the SEC, ANPA has made all necessary filings, notifications and disclosures in respect of the Listco Share Issuance with the SEC; and

(e)	ANPA is the sole legal and beneficial owner of 5,100 ordinary shares of the Company and such shareholding represents 51% of the entire issued share capital in the Company immediately upon Completion. ANPA has no present intention of selling, granting any participation in, or otherwise distributing such ordinary shares of the Company.

8.	Neither the execution, delivery or performance by ANPA of, or compliance by ANPA with, this Agreement and any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, will (a) result in any violation or breach by ANPA of any of its organisational documents, (b) result in any violation, breach of default under any contract to which ANPA is party, or (c) require any approvals by or with any Governmental Authority or any third party.

9.	ANPA acknowledges that it can bear the economic risk of the transactions contemplated under this Agreement and any other Transaction Document and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a transaction of a nature similar to that contemplated hereby and thereby. ANPA is relying solely on its own counsel and other advisors for legal, financial and other advice with respect to the transactions contemplated by this Agreement and any other Transaction Document.

10.	There is no Action pending (or, to the knowledge of ANPA, currently threatened) against ANPA or its Affiliates or their respective equity interests, properties or assets or, to the knowledge of ANPA, against any officer, director or employee of ANPA or any of its Affiliates, in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. There is no order, writ, injunction, judgment or decree of any court or Governmental Authority against ANPA or its Affiliates or any of their respective equity interests, properties or assets, or any of the ANPA’s or its Affiliates’ directors or officers in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby.

SCHEDULE 3

COMPANY WARRANTIES

Save as Disclosed and/or any facts, circumstances, matters or information having been Disclosed on or prior to the Completion Date:

1.	CAPACITY

1.1	The Company has full power, capacity and authority to enter into this Agreement and any other Transaction Document and to exercise its rights and perform its obligations hereunder and thereunder, and this Agreement and any other Transaction Document will, when executed by it, be a legal, valid and binding agreement on it and enforceable in accordance with the terms thereof.

1.2	The execution, delivery and performance of this Agreement and any other Transaction Document by the Company does not and will not violate in any material respect any applicable provision of (i) any law or regulation or any order or decree of any Governmental Authority, agency or court of any jurisdiction; (ii) the laws and documents incorporating and constituting the Company prevailing as at the date of this Agreement and as at Completion; (iii) any mortgage, contract or other undertaking or instrument to which it is a party or which is binding upon it or any of its assets, and does not and will not result in the creation or imposition of any Encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument.

1.3	The execution and delivery of this Agreement and any other Transaction Document and the consummation of the transactions contemplated hereby and thereby will not result in the breach and/or cancellation and/or termination of any of the terms and conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or violate any law or any rule or regulation of Governmental Authority or any order, writ, injunction or decree of any court administrative agency or governmental body affecting the Company.

1.4	The Company has power and all authorisations, approvals, consents and licences required by the Company have been obtained and are in full force and effect, to permit the entry into this Agreement and any other Transaction Document in the manner set out herein and therein, and each Transaction Document has been duly authorised and executed by, and constitutes legally binding obligations of the Company.

1.5	No consent, licence, approval or authorisation of or filing or registration with or other requirement of any governmental department authority or agency in the jurisdiction in which the Company resides is required by the Company in relation to the valid execution, delivery or performance of this Agreement or any other Transaction Document (or to ensure the validity or enforceability hereof or thereof) or the issuance and allotment of the Subscription Shares, except for the filing required under Clause 4.1(d) and Clause 5.3(g)(vi).

1.6	Save as expressly provided or contemplated by this Agreement (including, without limitation, the approval required under Clause 5.3(g) and the filing required under Clause 4.1(d) and Clause 5.3(g)(vi)), no waivers, consents or approvals of any relevant Governmental or Authorities or other relevant third parties are required by the Company in connection with the entry into and the implementation and completion of this Agreement or any other Transaction Document by the Company, and no filings with any Governmental Authorities or other relevant third parties are required on the part of the Company for the entering into and the implementation of this Agreement or any other Transaction Document.

1.7	The Company acknowledges that it can bear the economic risk of the transactions contemplated under this Agreement and any other Transaction Document and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a transaction of a nature similar to that contemplated hereby and thereby. The Company is relying solely on its own counsel and other advisors for legal, financial and other advice with respect to the transactions contemplated by this Agreement and any other Transaction Document.

2.	LISTCO SHARES

Notwithstanding any provision of this Agreement, the representations and warranties of the Company contained in this Section 3 shall survive Completion and shall be repeated and deemed remade on each day during the period commencing on (and including) the execution of this Agreement and ending on the completion of disposal of Listco Shares in accordance with Clause 15.1 or Clause 15.2, as applicable, of this Agreement.

2.1	The Listco Shares will be subscribed for the Company’ s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, and the Company has no present intention of selling, granting any participation in, or otherwise distributing the same, except as expressly permitted under Clause 15.1 and Clause 15.2 of this Agreement.

2.2	The Company is either (i) not a “U.S. Person” as defined in Rule 902 of Regulation S of the Securities Act, or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act.

2.3	The Company is the sole legal and beneficial owner of the Listco Shares with good and valid title thereto, free and clear of all Encumbrances.

2.4	All necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable it to hold, own or dispose of the Listco Shares in accordance with Clause 15.1 and Clause 15.2, and all such licences, consents, permits and authorities are valid and subsisting.

2.5	No litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against the Company in relation to its title and ownership of the Listco Shares.

2.6.	With respect to the Company and its title and ownership of the Listco Shares:

(1)	there is no agreement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which the Company is under any actual or contingent material liability in respect of the obligations of any person; and

(2)	there is no sale or purchase option or similar agreement affecting the Listco Shares.

3.	SUBSCRIPTION SHARES

3.1	The Subscription Shares shall be duly allotted and issued at Completion.

3.2	The Subscription Shares are free from all Encumbrances and will be allotted and issued to Animoca free from all Encumbrances (except such Encumbrances set forth in this Agreement, the Shareholders’ Agreement or the Restated M&A) together with all rights and entitlements attaching thereto from the date of issuance and the Company has the right to issue and allot Subscription Shares to Animoca without the consent, approval, permission, licence or concurrence of any third party.

3.3	The Subscription Shares represents 49% of the entire issued share capital in the Company immediately upon Completion.

4.	NO OPTIONS OR OTHER SECURITIES

4.1	There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security, Encumbrance or third party rights on, over or affecting any part of the unissued share capital or loan capital of the Company or over any part of the issued or unissued share capital or loan capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

4.2	There is no agreement or commitment outstanding which calls for the allotment of or issue or accords to any person the right to call for the allotment or issue of any shares in or securities or debentures of the Company.

5.	COMPLIANCE AND CORPORATE MATTERS

5.1	The Company has duly and properly complied with all filing and registration requirements in respect of corporate or other documents imposed under the relevant laws of the jurisdiction in which it was incorporated or any other jurisdiction to which the Company is subject.

5.2	The statutory books and minute books of the Company have been properly written up and compliance has been made with all applicable legal requirements concerning the Company and all issues of shares, debentures or other securities thereof.

5.3	The register of members of the Company is correct and the Company has not received any claim, application or request for rectification of its register of members and no circumstances which might lead to any such claim, application or request for rectification of such register to be made have arisen or occurred.

5.4	The Company and its directors (in their capacity as such) have complied with all relevant and applicable legislation and obtained and complied with all necessary licences and consents to carry on business whether in the country, territory or state in which it is incorporated or elsewhere, including applicable legislation relating to companies and securities, real property, Taxation and prevention of corruption and have complied with all applicable legal requirements in relation to any transactions to which it is or has been a party prior to Completion.

5.5	The minute books of directors’ meetings and of shareholders’ meetings respectively contain properly written-up records of all resolutions passed by the directors and the shareholders respectively of the Company and no resolutions have been passed by either the directors or the shareholders of the Company which are not recorded in the relevant minute books.

5.6	All charges in favour of the Company (if any) have (if appropriate) been registered in accordance with the provisions of the applicable legislation and regulations and at the relevant registries or authorities.

5.7	All of the documents necessary to prove the ownership of material assets of the Company, and an executed copy of all agreements which are material to the Company and to which the Company is a party, and the original copies of documents which are material to the Company and which are owned by, or which ought to be in the possession of the Company are in its possession, custody or control.

5.8	There is no governmental or official investigation or inquiry on the Company is in progress or threatened and there are no circumstances which are likely to give rise to any such investigation or inquiry.

5.9	The Company is not the holder or beneficial owner of and has not agreed to acquire, any class of shares or other capital of any other company or corporation.

5.10	The Company is not and has not agreed to become, a member of any partnership, joint venture, consortium or other unincorporated association.

5.11	The Company does not have any other subsidiary or any investment in any other company.

6.	ACCOUNTS

6.1	Since the incorporation of the Company, and save as Disclosed:

(1)	the Company has not entered into any material, abnormal or onerous contracts or commitments binding on it (other than contracts entered into in the ordinary course of its business) and there has not been any acquisition or disposal or agreement to acquire or dispose by the Company of material fixed or capital assets or any agreement to effect the same;

(2)	no event has occurred as regards the Company which would entitle any third party to terminate any material contract or any material benefit enjoyed by the Company or call in any material amount of money before the normal due date therefor or indebtedness;

(3)	the Company has not created any mortgage or charge on the whole or any material part of its assets or issued or repaid or agreed to issue or repay any share or loan capital;

(4)	the Company has not borrowed any money;

(5)	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no material fixed asset or stock has been written up nor any debt written off, and no unusual, abnormal, onerous or material contract has been entered into by the Company;

(6)	no resolution of the Company in general meeting has been passed other than resolutions relating to the business of an annual general meeting which was not special business;

(7)	the Company has not declared, paid or made nor is proposing to declare, pay or make any dividend or other distribution;

(8)	the financial year end of the Company has remained unchanged;

(9)	there has been no change which will have a Material Adverse Effect on the Company and the Company has not entered into transactions and incurred liabilities save in the ordinary course of trading and business;

(10)	no event has occurred which gives rise to a material Tax liability to the Company or deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company; and

(11)	no remuneration (including bonuses) or benefit of a material nature payable to any officer or employee of the Company has been increased nor has the Company undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect.

6.5	No transaction of any material importance to which the Company is a party has taken place which if it had taken place would have required to be disclosed in writing to Animoca.

7.	FINANCIAL MATTERS

7.1	Since the incorporation of the Company, there has not been:

(1)	any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting the properties, assets or business of the Company (taken as a whole);

(2)	save as contemplated under this Agreement, any sale or transfer by the Company of any material tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or Encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and statutory rights of customers in inventory and other assets;

(3)	save as contemplated under this Agreement, any material transaction not in the ordinary course of business of the Company;

(4)	the lapse of any patent, utility models, design, trademark, trade name, service mark, copyright, or licence or any application with respect to the foregoing by the Company which is material in the context of the business of the Company as a whole;

(5)	save as contemplated under this Agreement, the making of any material loan, advance, indemnity or guarantee by the Company to or for the benefit of any Person except the creation of accounts receivable in the ordinary course of business; or

(6)	an agreement to do any of the foregoing.

7.2	The accounting books and records of the Company have been maintained in accordance with the applicable accounting principles adopted in the jurisdictions where the Company’s business is conducted and comply with the relevant statutory provisions of such jurisdictions and have been properly written up and properly reflect all the transactions to which that the Company has been a party and there are at the date hereof no material inaccuracies or discrepancies of any kind contained or reflected in the said books and records.

7.3	The Company does not have any material obligations or liabilities other than those which have arisen in the ordinary course of its business or by operation of law.

7.4	The Company has not as at the date hereof and will not, as at Completion, have outstanding:

(1)	any borrowing or indebtedness in the nature of borrowing or other credit facility;

(2)	any mortgage, charge or debenture or any obligation (including a conditional obligation) to create a mortgage, charge or debenture; nor

(3)	any liabilities outstanding under any guarantee or other contingent obligation.

7.5	As at the Completion Date, the Company has sufficient working capital for its existing business and operation and the Company has sufficient financial resources to meet the funding requirements for the operation of the Company from the date of this Agreement to the Completion Date.

8.	ASSETS

8.1	The assets used in connection with the business of the Company which are material in the context of the business of the Company as a whole are held by the Company free from all Encumbrances. The Company is the sole legal and beneficial ownership of such assets.

8.2	All material assets owned or used by the Company are in reasonable repair, condition and working order in all material respects.

8.3	The material assets acquired since the incorporation of the Company and all assets used or owned by or in the possession of the Company:

(1)	are legally and beneficially owned by the Company free from all Encumbrance;

(2)	are in the possession or under the control of the Company; and

(3)	are not subject to any hire purchase, leasing arrangements or other arrangements of a similar nature.

9.	INSURANCE

9.1	The Company has effected all insurances required by law to be effected by it and which ought reasonably to have been effected over its business and assets for a substantial part of its value and covering third party liability of the Company having taken into account the nature of the business of the Company, the place in which it carries on business and the business of the Company as a whole.

9.2	All premiums due on the said policies have been paid, all the conditions of the said policies have been performed and observed in all material respects in the place in which the Company carries on business, and nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable.

9.3	No claim is outstanding either by the insurer or the insured under any of the said policies and no claim against the Company by any third party is outstanding in respect of any risk covered by any of the policies or by any policy previously held by the Company.

9.4	There is no circumstances which would or might entitle the Company to make a claim under any of the said policies or which would or might be required under any of the said policies to be notified to the insurers.

10.	TAXATION

10.1	The Company has complied in all material respects with all relevant and applicable legal requirements relating to registration or notification for Taxation purposes.

10.2	The Company has:

(1)	paid all Taxation (if any) due to be paid before the date of this Agreement; and

(2)	taken all necessary steps to obtain any repayment of or relief from Taxation available to it.

10.3	The returns for Taxation purposes which ought to have been made by or in respect of the Company in any jurisdiction have been duly made and all such returns are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant Taxation, revenue or other appropriate authorities.

10.4	The Company is not in dispute with any Taxation or revenue authority and no such dispute is pending or threatened.

11.	BUSINESS

11.1	Since the incorporation of the Company:

(1)	the business of the Company has been continued in the ordinary and normal course;

(2)	the Company has been paying its creditors in respect of all of its debts which have become due and payable in its ordinary course of business and in accordance with the normal industry practice generally accepted in the markets in which the Company carries on its business;

(3)	the Company has not entered into, or agreed to enter into, any capital commitments;

(4)	there has been no change which will have a Material Adverse Effect in the financial or trading positions or prospects of the Company or the majority shareholder of the Company, and the majority shareholder of the Company has only entered into transactions and incurred liabilities only in the ordinary course of business;

(5)	no resolution of the Company in general meeting has been passed other than resolutions relating to the business of an annual general meeting which was not special business;

(6)	the Company has not declared, paid or made or is proposing to declare, pay or make any dividend or other distribution;

(7)	the financial year end of the Company has continued to be and has not changed from 30th of September;

(8)	no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of indebtedness prior to its normal maturity date;

(9)	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by the Company;

(10)	save as contemplated under this Agreement, no asset of the Company has been acquired or disposed of, or has been agreed to be acquired or disposed of, otherwise than in the ordinary course of business and there has been no disposal or parting with possession of any of its property, assets (including know-how) or stock in trade or any payments by any member of the Company, and no contract involving expenditure by it on capital account has been entered into by the Company, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on); and

(11)	there has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes.

12.	EMPLOYMENT ARRANGEMENTS

12.1	The Company does not have employees.

13.	LANDED PROPERTIES

13.1	The Company does not own any real property in Hong Kong, the PRC or any part of the world.

13.2	The Company has not leased and/or occupied any properties.

14.	LITIGATION AND CONTINGENT LIABILITIES

14.1	The Company not and has not been a party to any litigation, arbitration, prosecutions or other legal or contractual proceedings or hearings before any statutory, regulatory or governmental body, or to any material disputes or to or the subject of any investigation by any authority in the place where the business of the Purchaser is conducted.

14.2	No litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against the Company and there are no facts or circumstances which might give rise to any such proceeding, investigation, hearing or to any dispute or to any payment.

14.3	There are no unfulfilled or unsatisfied judgment or court orders against the Company.

14.4	The Company does not have any contingent liabilities.

15.	CONTRACTS AND COMMITMENTS

15.1	Since its incorporation, the Company has carried on its business in the ordinary course and, save as mentioned in or as contemplated by this Agreement, the Company has not entered into any transaction or incurred any material liabilities except in the ordinary course of its day-to-day business and on an arm’s length basis for full value.

15.2	There is no now outstanding nor, will there be outstanding at Completion with respect to the Company:

(1)	any agreement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which the Company is under any actual or contingent material liability in respect of the obligations of any person other than the Company;

(2)	any contract to which the Company is a party which is of a long-term (i.e. more than one year) and non-trading nature or contains any unusual or unduly onerous provision disclosure of which could reasonably be expected to influence the decision of Animoca in being issued and allotted with any or all of the Subscription Shares;

(3)	any sale or purchase option or similar agreement affecting any assets owned or used by the Company;

(4)	any material agreement in excess of US$10,000 (or its equivalent in any other currency) entered into by the Company otherwise than by way of bargain at arm’s length; and

(5)	any management agreements, joint venture agreements, agency agreements, processing agreements, construction agreements or any form of agreement whatsoever which entitles any person to bind the Company contractually, to settle, negotiate or compromise any accounts or claims or to collect, receive or share in any balances or sums payable to the Company save in the ordinary course of business.

15.3	The Company has not received any formal or informal notice to repay under any agreement relating to any borrowing (or indebtedness in the nature of borrowing) which is repayable on demand.

15.4	The Company is not under any obligation, or party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort and which is material in the context of the Company’s business as a whole.

15.5	No party to any contractually binding agreement or arrangement with or under an obligation to the Company is in default under it, being a default which would be material in the context of the Company’s financial or trading position and there are no circumstances likely to give rise to such a default.

15.6	The Company is not in default under any agreement or obligation to which it is party or in respect of any other obligations or restrictions binding upon it.

15.7	There are no outstanding contracts, engagements or liabilities, whether quantified or disputed, save for those entered into in the ordinary course of the Company’s day to day business operations.

15.8	With respect to the Company, there are no:

(1)	contractual arrangements between the Company and any party (including but not limited to financiers of the Company) which will or may be legally terminated as a result of the execution or completion of this Agreement;

(2)	liabilities for any statutory or governmental levy or charge;

(3)	powers of attorney or other authorities (express or implied) which are still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on its behalf;

(4)	agreements or arrangements entered into by it otherwise than by way of bargain at arm’s length;

(5)	contracts which are unusual or of a long-term nature or involving or which may involve obligations on it of a nature or magnitude calling for special mention or which cannot be fulfilled or performed on time or without undue or unusual expenditure of money or effort; or

(6)	contracts or arrangements between itself and the parties hereto or their associates other than contracts in the ordinary course of their day to day trading operations.

16.	INTELLECTUAL PROPERTY RIGHTS

16.1	The Company does not own any Intellectual Property Rights.

16.2	Operation of the business of the Company is not dependent on any Intellectual Property Rights.

16.3	The Company has not granted and is not obliged to grant any licences or assignments under or in respect of any Intellectual Property Rights or to disclose or provide know-how, trade secrets, technical assistance, confidential information or lists of customers or suppliers to any person; and no such disclosure has been made.

16.4	The carrying of the business of the Company in the ordinary and usual course as at present does not and will not infringe any intellectual property rights of any third party or give rise to any commission, royalty or like fee of a material amount or require any consent or licence to be obtained which is material in the context of the Company’s business.

16.5	All fees for the grant or renewal of the Intellectual Property Rights of or used in the Company’s business and which rights are material to the Company have been paid on demand or will be paid in due course and no circumstances exist which might lead to the cancellation, forfeiture or modification of any such Intellectual Property Rights or to the termination of or any claim for damages under any licence of Intellectual Property Rights to the Company.

17.	INSOLVENCY

17.1	No order has been made or petition presented or resolution passed for the winding up of the Company, nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the possession of the Company.

17.2	No steps have been taken for the appointment of an administrator or receiver of any part of the property or undertaking of the Company.

17.3	The Company is not and has not been a party to any transaction which may be avoided in a winding up.

17.4	The Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

18.	OPERATION AND LICENCES

18.1	The Company has conducted its business in accordance with all applicable laws and regulations of Hong Kong, the PRC and any relevant jurisdictions and, there is no order, decree or judgment of any court or any governmental agency of Hong Kong, the PRC or of any foreign country or jurisdiction outstanding against the Company or which may have a Material Adverse Effect upon the assets or business of the Company.

18.2	All necessary licences, consents, permits and authorities (public and private) have been obtained by each member of the Company to enable it to carry on its business effectively in the places and in the manner in which such business is now carried on or is contemplated to be carried on and all such licences, consents, permits and authorities are valid and subsisting and the Company know of no reason why any of them should be suspended, cancelled or revoked or should not be renewed or reissued upon or prior to their expiry.

18.3	The Company or any of its officers, agents or employees (during the course of their duties in relation to the Company) has not committed, nor has the Company or any of its officers, agents or employees omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any ordinance, order, regulation, enactment, statute or the like in Hong Kong or elsewhere which is punishable by fine or other penalty.

18.4	All necessary licences, permissions, approvals and consents required under all applicable laws for the businesses of the Company have been obtained by it and are in full force and effect, there is no circumstances indicating that any of those licences, permissions, approvals or consents is likely to be revoked or not renewed in the ordinary course.

18.5	The Company is the legal and beneficial owner and are in lawful possession of the licenses which are necessary or desirable for the condition of its business free from all Encumbrances and the terms and conditions as set out in such licences and such licences are legal and valid and have been issued or granted by the competent regulatory authorities.

18.6	The Company is conducting, has conducted and will, prior to each Completion, conduct the business of the Company in compliance with all applicable environmental laws.

18.7	There are no circumstances in relation to any member of the Company which give rise or are likely to give rise or have given rise to any civil, criminal, administrative or other action, claim, suit, complaint, proceeding, investigation, decontamination, remediation or expenditure by any competent authority under any applicable environmental laws in relation to any matter.

19.	MISCELLANEOUS

19.1	Except as expressly provided for in this Schedule, all representations, warranties and undertakings contained in the foregoing provisions of this Schedule shall be deemed to be repeated immediately before Completion and to relate to the facts then existing.

19.2	The Company has not:

(1)	committed any breach of any statutory provision, order, bye-law or regulation binding upon it or of any provision of its memorandum of association or articles of association or of any trust deed, agreement or licence to which it is a party or of any covenant, mortgage, charge or debenture given by it;

(2)	entered into any transaction which is still executory and which is or may be unenforceable by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal; or

(3)	omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by it.

19.3	The information relating to the Company as set out in this Agreement (including the Recitals and the Schedules) are true, accurate and complete in all material respects and not misleading in any material respect.

19.8	All written information given to Animoca by the professional advisers, officers, employees and members of the Company during the negotiations prior to this Agreement was when given and is at the date hereof true and accurate.

19.9	All information Disclosed or contained in this Agreement were when given true and accurate in all material respects and there is no material fact or material matter which has not been disclosed, which may render any such information or documents untrue, inaccurate or misleading at the date of this Agreement.

SCHEDULE 4

ANIMOCA WARRANTIES

Save as Disclosed and/or any facts, circumstances, matters or information having been Disclosed on or prior to the Completion Date:

1.	All representations, warranties and undertakings contained in this Schedule shall be deemed to be repeated immediately before Completion and to relate to the facts then existing.

2.	Animoca has full power, capacity and authority to enter into this Agreement and any other Transaction Document and to exercise its rights and perform its obligations hereunder and thereunder and this Agreement and any other Transaction Document will, when executed by it, be a legal, valid and binding agreement on it and enforceable in accordance with the terms thereof.

3.	The execution, delivery and performance of this Agreement and any other Transaction Document by Animoca does not and will not violate in any material respect any applicable provision of any law or regulation or any order or decree of any Governmental Authority, agency or court of any jurisdiction.

4.	The information relating to Animoca as set out in this Agreement (including the Recitals and the Schedules) are true, accurate and complete in all material respects and not misleading in any material respect.

5.	Neither the execution, delivery or performance by Animoca of, or compliance by Animoca with, this Agreement and any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, will (a) result in any violation or breach by Animoca of any of its organisational documents, (b) result in any violation, breach of default under any contract to which Animoca is party, or (c) require any approvals by or with any Governmental Authority or any third party.

6.	Immediately prior to Completion, Animoca (or its Affiliates) is the legal and beneficial owner of the $EDU Consideration.

EXHIBIT A

Form of Shareholders’ Agreement

Exhibit A

EXHIBIT B

Form of Restated M&A

Exhibit A

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by	)
)
for and on behalf of	)
)
RICH SPARKLE HOLDINGS LIMITED	)
)

Name:
Title:

[Execution page of Share Subscription Agreement]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by	)
)
for and on behalf of	)
)
RICH BRIGHT CORPORATE LIMITED 耀發有限公司	) )
)

Name:
Title:

[Execution page of Share Subscription Agreement]

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by	)
)
for and on behalf of	)
)
DRAGON PORT DEVELOPMENTS LIMITED	)
)

Name: Evan Auyang
Title: Authorized Signatory

[Execution page of Share Subscription Agreement]